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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       November 30, 1994
                                                --------------------------------

                                TIDEWATER INC.
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             (Exact name of registrant as specified in its charter)


   DELAWARE                          1-6311                        72-0487776
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(State or Other                    (Commission                  (I.R.S. Employer
Jurisdiction of                    File Number)                  Identification
Incorporation)                                                   Number)


1440 Canal Street, Suite 2100, New Orleans, Louisiana                   70112
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          (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (504) 568-1010
                                                   ------------------

                                NOT APPLICABLE
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     Former name, former address and former fiscal year, if changed since last report.





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         On November 30, 1994, Tidewater Inc. completed its acquisition of the natural gas compression assets (the "Assets") of Halliburton Company and Halliburton Canada Inc. (hereinafter collectively referred to as "Halliburton"). The Assets were acquired by Tidewater Inc.'s wholly-owned subsidiary, Tidewater Compression Service, Inc. (hereinafter together with Tidewater Inc. collectively referred to as the "Company"). The purchase price paid by the Company was approximately $205 million which is subject to adjustment based on a final balance sheet prepared as of the closing date. Consideration for the acquisition was arrived at by arms-length negotiations between the Company and Halliburton.

         The terms and conditions of the acquisition are set forth in full in the Purchase and Sale Agreement dated October 18, 1994 by and between the Company and Halliburton, which was filed as Exhibit 10 to Tidewater Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 1994 and is incorporated herein by reference.

         The tangible assets acquired as a result of the merger primarily consisted of 1,545 natural gas compressor units with a combined horsepower of approximately 235,300. Prior to the closing date of the acquisition, the compressors were principally used by Halliburton to provide natural gas compression services to customers in the production of oil and gas. The existing agreements entered into by Halliburton for the rental of these compressors have been assumed by the Company who will carry out their terms. The Company intends to continue to devote the use of the compressors to the purpose for which they had been used prior to the closing date of the acquisition.

         With the completion of the acquisition of the Halliburton Assets, the Company will own and operate approximately 2,900 natural gas compressors with a combined horsepower of approximately 480,000. The Company believes that the acquisition provides an opportunity to realize significant and substantial growth due to the size of the Halliburton fleet, the type of equipment, the existing customer profile, and the geographic distribution of operations.

         The source of the funds used for the acquisition consisted of working capital and borrowing of $150 million under a Revolving Credit and Term Loan Agreement among Tidewater Inc. and certain of its domestic subsidiaries, as borrowers, and First National Bank of Commerce, The First National Bank of Boston, Texas Commerce Bank National Association, AmSouth Bank of Alabama, Whitney National Bank, Hibernia National Bank, and Premier Bank National Association, as lenders.

         There is no material relationship between Halliburton, its affiliates, directors or officers and the Company, its affiliates, directors or officers. After the closing of the acquisition, certain employees of the Compression Services Division of Halliburton were offered and accepted employment by the Company.





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         Item 7 below contains a list of certain exhibits required to be filed with respect to the Halliburton Assets.


ITEM 7.  EXHIBITS

 10(a)   $250 Million Revolving Credit and Term Loan Agreement

 10(b) The Halliburton financial statements required by Item 7 of Form 8-K are impracticable to provide at the time of this report. The Halliburton financial statements will be filed on Form 8 as soon as practicable as they become available.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TIDEWATER INC.
                                        (Registrant)


Date:   December 2, 1994                /s/ Victor I. Koock
                                        Victor I. Koock
                                        Senior Vice President, Secretary, and
                                          Co-General Counsel





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                              INDEX TO EXHIBITS




EXHIBIT
NUMBER                      DESCRIPTION
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

 10(a)   $250 Million Revolving Credit and Term Loan Agreement

 10(b) The Halliburton financial statements required by Item 7 of Form 8-K are impracticable to provide at the time of this report. The
         Halliburton financial statements will be filed on Form 8 as soon as practicable as they become available.






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